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Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	State of Incorporation or Organization
Halcón Resources Operating, Inc.	Delaware
Halcón Holdings, Inc.	Delaware
HRC Energy Resources (WV), Inc.	Delaware
HRC Energy Holdings (LA), Inc.	Delaware
HRC Energy Resources (Lafourche), Inc.	Louisiana
HRC Energy Louisiana, LLC	Delaware
Pontotoc Production Company, Inc.	Texas
Halcón Energy Properties, Inc.	Delaware
Halcón Operating Co., Inc.	Texas
HLP Gulf States, LLC	Oklahoma
Halcón Geo Holdings, LLC	Delaware
Halcón Field Services, LLC	Delaware
Halcón Louisiana Operating, L.P.	Delaware
G3 Energy, LLC	Colorado
G3 Operating, LLC	Colorado
Catena Oil & Gas, LLC	Texas
Halcón Williston I, LLC	Texas
Halcón Williston II, LLC	Texas
Southern Bay Energy, LLC	Texas
Southern Bay Louisiana LLC	Texas
Southern Bay Operating, L.L.C.	Texas
AROC (Texas), Inc.	Texas
Great Plains Pipeline Company	Delaware
Western Star Drilling Company	North Dakota

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  Exhibit 21.1
Subsidiaries of the Registrant